Exhibit 4.3.1


                     COMMON STOCK PURCHASE WARRANT AGREEMENT



                  THIS AGREEMENT, dated as of this ____ day of ________, 1996, is between THE TRANSLATION GROUP, LTD., a Delaware corporation (the "Company"), WERBEL- ROTH SECURITIES, INC. (the "Underwriter") and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                                    RECITALS


                  A. The Company is issuing, in connection with a public offering, up to 1,200,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), and up to 1,600,000 Common Stock Purchase Warrants (the "Public Warrants" or "Warrants"), not including, in both cases, over-allotments.


                  B. The Company has as of the date hereof 300,000 issued and outstanding Common Stock Purchase Warrants, which shall be treated herein as Public Warrants.

                  C. One Warrant entitles the registered holder to purchase one share of Common Stock.

                  D. The  Company   desires  to  provide  for  the  issuance  of
certificates representing the Warrants.

                  E. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.


                                   AGREEMENTS


                  In consideration of the recitals and the mutual agreements set forth below, and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties agree as follows:


                  1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require.

                           (a)    "Common  Stock" shall mean common stock of the
Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 15 million shares of authorized Common Stock, $.001 par value per share, and as further defined in section 8(e) below.








                           (b)    "Warrant Expiration Date" shall mean 5:00 p.m.
(New York City time) on ____________, 1999, or if such a date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City time) on the next following day which in the State of New York is not a holiday on which banks are authorized to close. Unless exercised during the Warrant Exercise Period, the Warrants will automatically expire. The Warrants may be called for redemption and the expiration date therefor accelerated, on the terms and conditions set forth in sections 4(b) and 4(c) of this Agreement. If so called for redemption, Warrant Certificate holders shall have a period of at least thirty (30) days after the date of the call notice within which to exercise the Warrants. However, Warrant Certificate holders will receive the redemption price only if such certificates are surrendered to the Corporate Office (defined below) within the redemption period.

                           (c)    "Warrant  Exercise  Period"  shall  mean  from
___________, 1996 until the Warrant Expiration Date.

                           (d)    "Corporate  Office"  shall  mean the office of
the Warrant Agent (or its successor) at which at any particular time its principal business is conducted, currently located at 40 Wall Street, New York, New York 10005.

                           (e)    "Exercise   Date"   shall   mean  the  date  a
certificate representing a Warrant is surrendered for exercise. "Surrender" for purposes hereof shall mean in the event of (i) personal delivery by a Registered Holder, the date it is received by the Warrant Agent, (ii) mailing, the postmark date, and (iii) delivery by a messenger or similar service the date of dispatch, as reflected on the delivery receipt.

                           (f)    "Purchase  Price"  shall  mean $4.00 per share
for the Public Warrants, unless such purchase price has been adjusted as hereinafter provided. Each Warrant is exercisable for one share of Common Stock upon payment of the Purchase Price at any time during the Warrant Exercise Period. The Warrants, which are being publicly offered pursuant to a registration statement and prospectus filed by the Company with the Securities and Exchange Commission, will trade on NASDAQ (as defined below) as a small cap issue under the symbol [THEOW] immediately after the effective date of such registration statement.

                           (g)    "Registered  Holder"  shall mean the person or
persons in whose name or names any certificates representing the Warrants shall be registered from time to time on the books maintained by the Warrant Agent pursuant to section 6.

                           (h)    "Subsidiary" or "Subsidiaries"  shall mean any
corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by



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the Company or by one or more Subsidiaries, or by the Company and one or more
Subsidiaries.

                           (i)    "Transfer  Agent"  shall mean  American  Stock
Transfer & Trust Company or its authorized successor.

                           (j)    "Warrant Certificate" shall mean a certificate
representing Warrants.


                  2.       Warrants and Issuance of Warrant Certificates.

                           (a)    Each  Warrant  shall  entitle  the  Registered
Holder thereof to purchase one share of Common Stock upon its exercise. The Warrants will be separately transferable once the Underwriter determines to separate the Units.


                           (b)    Upon   closing   of  the   offering,   Warrant
Certificates representing an aggregate of not more than 1,900,000 Warrants (or up to 2,140,000 in the event the Underwriters over-alotment option is exercised) to purchase an aggregate of not more than a like number of shares of Common Stock, shall be executed by the Company and delivered to the Warrant Agent and shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its President or a Vice President and its Treasurer or an Assistant Treasurer or its Secretary or Assistant Secretary.

                           (c)    From   time  to  time,   up  to  the   Warrant
Expiration Date, plus such additional time as may reasonably be required to perform, accomplish and complete necessary administrative functions connected with the exercise of the Warrants, the Warrant Agent, in its capacity as the Company's Transfer Agent, shall countersign and deliver stock certificates representing an aggregate of not more than 1,900,000 shares of Common Stock, or up to 2,140,000 in the event the Underwriters over-alotment option is exercised (subject to adjustment pursuant to section 8 of this Agreement), upon the exercise of the Warrants pursuant to the terms of this Agreement.


                           (d)    From   time  to  time,   up  to  the   Warrant
Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered Holder and (iii) upon any transfer or exchange of Warrants.



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                  3.       Form and Execution of Warrant Certificates.

                           (a)    The    Warrant     Certificates    shall    be
substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates). Warrant Certificates shall be numbered serially with the letters, "__" on Warrant Certificates of all denominations.

                           (b)    Warrant  Certificates  shall  be  executed  on
behalf of the Company by its President or any Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to hold such position with the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.


                  4.       Exercise; Redemption.

                           (a)    Each   Warrant   represented   by  a   Warrant
Certificate may be exercised during the Warrant Exercise Period, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the appropriate exercise form thereon duly executed by the Registered Holder thereof or his or her attorney duly authorized in writing, together with payment in cash, or by official bank or certified check made payable to the Company, of an amount equal to the Purchase Price has been timely received by the Warrant Agent. Payment must be made in United Sates funds. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrants. Computations resulting in the issuance of fractional shares be rounded to the nearest whole share. As soon as practicable on or after the Exercise Date and in any event within 10 days after having received authorization from the

Company, the Warrant Agent, on behalf of the Company, shall cause to be issued to the person or persons entitled to receive the same a certificate or certificates for the shares of Common Stock, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. No adjustment shall be made in respect of cash dividends on any shares delivered upon exercise of any Warrant. Upon the exercise of any Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and shall cause all payments of an amount in cash or check made payable to the order of the Company, equal to the Purchase Price, less any Warrant solicitation fee, as hereinafter described.

                           (b)    If at the  time  of  exercise  of any  Warrant
after ____________, 1996 (i) the market price of the Company's Common Stock is equal to or greater than the then Purchase Price of the Warrant, (ii) the exercise of the Warrant is solicited by the underwriter at such time while the Underwriter is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants; and (v) the solicitation of the exercise of the Warrant is not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Underwriter shall be entitled to receive from the Company upon exercise of each of the Warrant(s) so exercised a fee of four percent (4%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). The procedures for payment of the warrant solicitation fee are set forth in subparagraph (c) below.

                           (c)    (1)  Within  five  (5) days of the last day of
the each month commencing with ____________ 1997, the Warrant Agent will notify the Underwriter of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant Certificate has been properly completed. The Warrant Agent will provide the Underwriter with such information, in connection with the exercise of each Warrant, as the Underwriter shall reasonably request.

                                  (2)  The   Company   hereby   authorizes   and
instructs the Warrant Agent to deliver to the Underwriter the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the Underwriter in the amount of the Exercise Fee. The Warrant Agent shall not issue the shares of Common Stock issuable upon exercise of the Warrants until receipt and forwarding of such check to the Underwriter. In the event that an Exercise Fee is paid to the Underwriter with respect to a Warrant which the Company or the Warrant Agent determines is not properly completed for exercise or in respect of which the Underwriter is not entitled to an Exercise Fee, the Underwriter will promptly return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

                  The Underwriter and the Company may at any time, after _________________, 1997, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of this paragraph and of subparagraph (b) above may not be modified, amended or deleted without the prior written consent of the Underwriter.

                           (d)    The  Warrants  may be  redeemed  at  any  time
during the exercise period by the Company beginning on ____________, 1997, unless earlier permitted by the Underwriter, on 30 days' prior written notice to all Registered Holders of the Warrants, at a redemption price of $.25 per Warrant, if the closing bid price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or a national securities exchange or the National Quotation Bureau or the NASD Bulletin Board, as the case may be) is at least $6.00 on 20 consecutive trading days ending three (3) days prior to the date of the written notice of redemption. All Warrants must be redeemed if any are redeemed.

                           (e)    If  the  Company   calls  the   Warrants   for
redemption, the price at which such Warrants are to be redeemed shall not be paid to any Warrant holder unless the certificates representing such Warrants are surrendered to the Corporate Office within the redemption period specified in the Company's notice to Registered Holders. At the end of any such redemption period respecting Warrants called for redemption, any Warrants not exercised or tendered for redemption shall expire and the certificate(s) therefor shall become void.


                  5.      Reservation of Shares; Listing; Payment of Taxes, Etc.

                           (a)    The  Company  covenants  that  it  will at all
times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of Warrants shall be duly and validly issued any fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

                           (b)    If any Common Stock reserved for issuance upon
exercise of Warrants hereunder requires registration with or approval of any governmental authority under any federal or state law, before such securities may be validly issued or delivered upon such exercise, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that the Company need not endeavor to seek such registration or approval in a state in which the Warrants were not sold by the Company pursuant to the registration statement unless an exemption from registration under such state's laws is available; provided, further, that Warrants may not be exercised by, or shares of Common

Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                           (c)    The Company shall pay all  documentary,  stamp
or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                           (d)    The  Warrant  Agent,  unless  it is  acting as
such, is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize its Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor Transfer Agent.


                  6.       Exchange and Registration of Transfer.

                           (a)    Warrant  Certificates  may  be  exchanged  for
other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, accompanied by an Assignment, when necessary, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate(s) which the Registered Holder shall be entitled to receive.

                           (b)    The Warrant  Agent shall keep at such  office,
books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                           (c)    With  respect  to  all  Warrant   Certificates
presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his or her attorney duly authorized in writing.

                           (d)    The  Company  may  require  payment  of a  sum
sufficient to cover any tax or other governmental charge that may be imposed upon any exchange, registration or transfer of any Warrant Certificates.

                           (e)    All  Warrant   Certificates   surrendered  for
exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency.

                           (f)    Prior to due presentment  for  registration of
transfer thereof the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.


                  7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.


                  8.     Adjustments to Exercise Price and Number of Securities.

                           (a)    Computation of Adjusted Exercise Price. Except
as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in subparagraph (g) of this section 8), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Purchase Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Purchase Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied by the Purchase Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by subparagraph (c) of this section 8.

                  For the purposes of any computation to be made in accordance with this subparagraph (a), the following provisions shall be applicable:

                                      (i)   In case of the  issuance  or sale of
shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                                      (ii)  In  case  of the  issuance  or  sale
(otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

                                      (iii) Shares of Common  Stock  issuable by
way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                                      (iv)  The  reclassification  of securities
of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subparagraph (a) of this section 8.

                                      (v)   The number of shares of Common Stock
at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities exclusive of any option under the Company 1996 Stock Option Plan and any additional options which are not vested or then exercisable.

                           (b)    Options,  Rights, Warrants and Convertible and
Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of subparagraph (a) of this section 8., provided that:

                                      (i)   The  aggregate   maximum  number  of
shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

                                      (ii)  The  aggregate   maximum  number  of
shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                                      (iii) If any  change  shall  occur  in the
price per share provided for in any of the options, rights or warrants referred to in subparagraph (i) of section 8(b), or in the price per share at which the securities referred to in subparagraph (ii) of this section 8(b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities, provided, however, in no event shall the adjustment provide the Holder with any greater rights arising from consecutive adjustments than if the last adjustment occurred initially.

                           (c)    Subdivision  and  Combination.   In  case  the
Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                           (d)    Adjustment in Number of Securities.  Upon each
adjustment of the Purchase Price pursuant to the provisions of this section 8, the number of securities issuable upon the exercise at the adjusted Purchase Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                           (e)    Definition of Common Stock. For the purpose of
this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Registered Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

                           (f)    Merger  or  Consolidation.   In  case  of  any
consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Registered Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this section
8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                           (g)    No  Adjustment  of  Purchase  Price in Certain
Cases. No adjustment of the Purchase Price shall be made:

                                      (i)   Upon  the  issuance  or  sale of the
Warrants, the shares issuable upon the exercise of the Warrants; the securities issuable upon the exercise of the Representative's warrants, and the shares of Common Stock issuable upon the exercise of any of them;

                                      (ii)  If the  amount  of  said  adjustment
shall be less than two cents (2(cent)) per security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per security;

                                      (iii) Upon the  issuance  of up to 300,000
Shares of Common Stock under the Company's Stock Option Plan; or

                                      (iv)  Upon the  issuance of shares  Common
Stock upon exercise of the 340,000 warrants currently outstanding.

                           (h)    Dividends  and  Other  Distributions.  In  the
event that the Company shall at any time prior to the exercise of all Warrants fix a record date for the determination of stockholders entitled to receive (including any such distribution made to the stockholders of the Company in connection with consolidation or merger in which the Company is the continuing corporation in a distribution to all holders of Common Stock) evidence of its indebtedness, cash, or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options,or warrants to subscribe for or or purchase shares of Common Stock, or securities convertible into, or exchangeable for, shares of Common Stock in a distribution to all holders of Common Stock, then, in each case, the Purchase Price in effect at the time of such record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the market price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidence of indebtedness or assets so to be distributed, or such rights, options, or warrants, or convertible or exchangeable securities, or the amount of cash, applicable to one share of Common Stock, and the denominator of which shall be the market price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any event listed above shall occur and become effective at the close of business on such record date.


                  9.       Concerning the Warrant Agent.

                           (a)    The Warrant Agent acts  hereunder as agent and
in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                           (b)    The Warrant Agent shall not at any time (i) be
liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

                           (c)    The Warrant Agent may at any time consult with
counsel for the Company and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                           (d)    Any notice, statement,  instruction,  request,
direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary, or an Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                           (e)    The Company  agrees to pay the  Warrant  Agent
the usual and customary compensation it normally receives for its services of this nature and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except those arising as a result of the Warrant Agent's negligence or willful misconduct.

                           (f)    The Warrant Agent may resign its duties and be
discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to each Registered Holder at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then any Registered Holder may apply in any court of competent jurisdiction for the appointment of a new warrant agent. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; provided, however, that if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Registered Holder.

                           (g)    Any  corporation  into which the Warrant Agent
or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed, at its expense, to the Company and to each Registered Holder.

                           (h)    The  Warrant  Agent,   its   subsidiaries  and
affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


                  10. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; provided, further, that no change shall be made in the terms or provisions of any Warrant which would adversely affect such registered Holders, other than such changes as are expressly permitted by this Agreement as originally executed, without the consent in writing of the Registered Holders of the Warrants affected.


                  11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when mailed, first-class postage prepaid, when delivered to a telegraph office for transmission, or when delivered to any commercial overnight air courier service or other commercial messenger or delivery service which regularly retains its receipts; if to a Registered Holder, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at 7703 Maple Avenue, Pennsauken, New Jersey 08109,
Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company, with a copy to the Company's counsel, Heller, Horowitz & Feit, 292 Madison Avenue, New York, New York 10017,
Attention: Irving Rothstein, Esq.; and, if to the Warrant Agent, at the Corporate Office.


                  12. Governing Law; Section Headings. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Section headings in this Agreement appear for convenience of reference only and shall not be used in any interpretation of this Agreement.


                  13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the Registered Holders from time to time of Warrant Certificates or any of them. Nothing in this Agreement shall be construed to confer any right, remedy or claim upon any other person.


                  14.  Counterparts.   This   Agreement   may  be   executed  in
counterparts, which taken together shall constitute a single document.


                                               THE TRANSLATION GROUP, LTD.



                                               BY: _________________________



                                               AMERICAN STOCK TRANSFER & TRUST
                                               COMPANY



                                               BY: _________________________
                                                        Authorized Officer


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